UNITED STATES SECURITIES AND EXCHANGE COMMISSION, Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2006

INTERNATIONAL POWER GROUP, LTD.
(Exact name of registrant as specified in its charter)

Delaware	000-51449	20-1686022
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

950 Celebration Blvd., Suite A, Celebration, FL.	34747
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone number including area code: (407) 566-0318

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange

Act (17CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange

Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Principal Officers; Election of Directors;

Appointment of Principal Officers; Compensatory Arrangement of Certain Officers

(c) Appointment of Principal Officers

Effective October 23, 2006, International Power Group, Ltd., a Delaware corporation (“IPWG”), appointed James W. FitzGibbons as Controller and Chief Accounting Officer. Mr. FitzGibbons has more than 16 years of executive and senior management experience in finance and accounting.

Mr. FitzGibbons previously served as Vice President - Finance and Chief Accounting Officer of NDCHealth Corporation, a NYSE traded healthcare services company from January 2004 through January 2006. Prior to NDCHealth, beginning in January 1999, Mr. FitzGibbons was Vice President – Controller of McKesson Corporation’s Information Solutions business unit.

Mr. FitzGibbons received his Bachelor of Science degree in accounting from the University of Alabama. He is a certified public accountant in the State of Georgia.

There are no family relationships between Mr. FitzGibbons and any other executive officers or directors of IPWG. In connection with his appointment as Controller, Mr. FitzGibbons was granted options to purchase 800,000 shares of IPWG’s common stock at $.42 per share. These options expire in October 2010. Other than the granted options, there have been no transactions during IPWG’s last two fiscal years, or any currently proposed transaction, or series of similar transactions, to which IPWG was or is to be a party, in which the amount involved exceeds $60,000 and in which Mr. FitzGibbons had or will have a direct or indirect material interest.

Item 8.01

Other Events (Issuances of Press Release)

A press release in regard to the above was issued on October 31, 2006 and is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished as part of this Report:

Exhibit Number	Description
99.1	Press Release dated October 31, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL POWER GROUP, LTD.

Date: November 1, 2006	By: /s/ Peter Toscano
Peter Toscano
President and Chief Executive Officer